Exhibit 10.2

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT is made as of April 16, 2026,

AMONG:

NORTHSTAR EARTH AND SPACE INC., a corporation existing under the Canadian Business Corporations Act

(the “Company”)

AND:

VIKING Acquisition Corp. I, a company organized under the laws of the Cayman Islands

(“SPAC”)

AND:

each of the Persons executing a counterpart signature page hereto

(each being the “Securityholder” and collectively with the Company and SPAC, the “Parties” and each a “Party”).

RECITALS:

A.	SPAC is a blank check company incorporated under the laws of the Cayman Islands for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

B.	Viking NS Amalgamation Corp. (“NewCo”), a corporation existing under the Canada Business Corporations Act, is a wholly owned direct subsidiary (as defined below) of SPAC, newly formed solely for the purposes of engaging in the Transactions.

C.	The Company proposes to enter into a Business Combination Agreement with SPAC and Newco on or about the date hereof (the “BCA”), in substantially the form provided by the Company to the Securityholder, whereby among other things, SPAC proposes to acquire all of the issued and outstanding shares of the Company by way of a court-approved plan of arrangement (the “Arrangement”) under Section 192 of the Canada Business Corporations Act.

D.	Prior to the Arrangement, and subject to the terms and conditions of the BCA, SPAC shall continue from the Cayman Islands to British Columbia in accordance with the Cayman Islands Companies Act (2022 Revision) and the Canada Business Corporations Act (the “SPAC Continuation”).

E.	In connection with the BCA, the Company shall complete a pre-closing recapitalization providing for, among other things, the conversion or the exchange of the then outstanding Company Securities, Company Shareholder Loans and Company Debentures into Company Shares (other than the Remaining Debentures, which shall be converted into non-convertible debt securities of the Company) (collectively, the “Company Recapitalization”).

F.	Subject to the terms and conditions set forth in the BCA and pursuant to the Arrangement, among other things, NewCo shall amalgamate with and into the Company (the “Amalgamation”), except that NewCo will survive such amalgamation as the amalgamated company and will be a wholly owned subsidiary of SPAC.

G.	As of the date hereof, the Securityholder beneficially owns, or otherwise exercises control, discretion or direction over, directly or indirectly, the Subject Securities (as defined below) set forth in Schedule “A” and wishes to confirm its support for the Arrangement and the Transactions and has agreed to cause all of its Subject Securities to be voted in favor thereof.

H.	As a condition to the Company’s and SPAC’s willingness to enter into the BCA and to proceed with the Transactions, including the Arrangement, the Securityholder is willing to execute and deliver this Agreement and make the representations, warranties, covenants and agreements set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the Parties hereto agree as follows:

Article 1
INTERPRETATION

1.1	Definitions

In this Agreement, any capitalized term used herein and not defined in this Section 1.1 or elsewhere herein shall have the meaning ascribed thereto in the BCA. Unless the context otherwise requires, the following words and phrases used in this Agreement, including the recitals, shall have the following meanings:

“affiliate” of a specified Person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person;

“Exchange Act” means the Securities Act of 1934, as amended from time to time;

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association, or other entity, or any government, political subdivision, agency or instrumentality of a government or other governmental authority;

“Subject Securities” means with respect to a Securityholder, the Company securities held by the Securityholder as set out in Schedule A, owned beneficially or of record by the Securityholder or over which the Securityholder exercises control, discretion or direction, whether directly or indirectly, and any Company securities acquired directly or indirectly by the Securityholder subsequent to the date hereof or over which the Securityholder acquires control, discretion or direction, directly or indirectly, subsequent to the date hereof, and, in each case, includes any and all securities which such Subject Securities may be converted into, exchanged for or otherwise changed into; and

“Transactions” means the transactions contemplated by the BCA, including the SPAC Continuation, the Amalgamation, and the Plan of Arrangement.

“Transfer” means, the (i) sale or assignment of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or other disposal of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

Article 2
REPRESENTATIONS AND WARRANTIES

2.1	Representations and Warranties of the Securityholder

The Securityholder represents and warrants to the Company and SPAC that:

(a)	In the case of a Securityholder that is not an individual, the Securityholder is duly incorporated or formed, as applicable, and validly existing and in good standing under the laws of its jurisdiction of incorporation or formation.

(b)	The Securityholder, if an individual, has the legal capacity and full right and authority, or if a corporation, partnership or other legal entity, the requisite organizational power, capacity and authority, to enter this Agreement and to carry out its obligations hereunder and to consummate the transactions contemplated hereby. If the Securityholder is a corporation, partnership or other legal entity, the execution and delivery of this Agreement by the Securityholder, the performance by the Securityholder of its obligations hereunder and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate, partnership or other organizational action on the part of the Securityholder and no other organizational action or proceeding on its part is necessary to authorize the execution and delivery by the Securityholder of this Agreement or for the Securityholder to perform its obligations and consummate the transactions contemplated hereunder.

(c)	This Agreement has been duly executed and delivered by the Securityholder and (constitutes a legal, valid and binding obligation of the Securityholder enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity.

(d)	Other than this Agreement, the Company Articles and if applicable, the Company’s Third Amended and Restated Unanimous Shareholders’ Agreement, dated as of November 24, 2023 (as amended, the “Shareholders’ Agreement”), none of the Subject Securities is subject to any shareholders’ agreement, voting agreement or similar agreement or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming a shareholders’ agreement, voting agreement or other agreement with respect to the Subject Securities.

(e)	There is no proxy, voting trust or similar agreement in existence with respect to the voting of any of the Subject Securities.

(f)	No consent, waiver, approval, order or authorization of, or declaration or filing with, any Person is required to be made or obtained by the Securityholder in connection with the execution and delivery of this Agreement by the Securityholder.

(g)	None of the execution and delivery by the Securityholder of this Agreement, the completion of the transactions contemplated hereby or the performance of or compliance by the Securityholder with its obligations hereunder will violate, contravene, result in any breach of, or be in conflict with, or constitute a default under, or create a state of facts which with or without notice or lapse of time or both would constitute a default under or violate, contravene, conflict with or breach, any term or provision of or require the consent of any third party pursuant to any constating or governing document of the Securityholder, if applicable or any contract to which the Securityholder is a Party or by which its property or assets is bound;

(h)	No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by the Securityholder, for which the Company or any of its affiliates (as defined in the BCA) may become liable.

The representations and warranties of the Securityholder set forth in this Section 2.1 shall survive until the termination of this Agreement in accordance with Section 4.1.

Article 3
COVENANTS

3.1	Covenants of the Securityholder

The Securityholder hereby covenants with the Company and SPAC and agrees that from the date of this Agreement until the termination of this Agreement pursuant to Article 4, except with the prior written consent of the Company and SPAC, it:

(a)	other than as set forth herein, shall not grant or agree to grant any proxy, power of attorney or other rights with respect to the Subject Securities

(b)	shall, in connection with any meeting of securityholders of the Company, including any special meeting of the Securityholders in accordance with the terms of the BCA or at any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent in lieu of a meeting) with respect to the Arrangement, the Company Recapitalization or the Transactions is sought: (i) vote (or cause to be voted) all of the Subject Securities in favour of or, as applicable, take (or cause to be taken) action by written consent with respect to all applicable Subject Securities to provide for, the approval, consent, authorization, ratification or adoption of (A) the Arrangement, (B) the BCA, including the Ancillary Documents, the Company Recapitalization and the other Transactions, and (C) any other matter necessary for the performance, implementation or consummation of the Transactions, including the Arrangement and the Company Recapitalization; and (ii) not take, nor permit any Person on its behalf to take, any action to withdraw, amend or invalidate any proxy or voting instruction form deposited pursuant to this Agreement notwithstanding any statutory or other rights or otherwise which the Securityholder might have unless this Agreement has, at such time, been previously terminated in accordance with Section 4.1;

(c)	shall not Transfer any of the Subject Securities, or any right or interest therein (legal or equitable), other than pursuant to the Arrangement, provided that foregoing restrictions shall not prevent the Securityholder from exercising any Subject Securities in accordance with their terms, and the Securityholder may Transfer any or all of the Subject Securities (to the extent permitted by the terms of the applicable Subject Securities) as follows:

(i)	to an affiliate of the Securityholder or any investment fund or other entity directly or indirectly controlled or managed by the Securityholder or the Securityholder’s affiliates;

(ii)	if the Securityholder is a corporation, partnership, limited liability company or other business entity, (A) to its direct or indirect shareholders, partners, members or other equity holders or the officers or directors of the Securityholder or any of its affiliates or (B) by virtue of the laws of the jurisdiction of the entity’s organization and the entity’s organizational documents upon dissolution of the entity; and

(iii)	in the case of an individual by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, by virtue of laws of descent and distribution upon death of the individual or pursuant to a qualified domestic relations order,

(each being a “Permitted Transferee”), provided that, prior to and as a condition to the effectiveness of any such Transfer, such Permitted Transferee enters into an agreement with SPAC and the Company on the same terms as this Agreement, or otherwise agrees in writing with SPAC and the Company in a form acceptable thereto to be bound by the provisions hereof and any such Transfer shall not relieve the Securityholder of its obligations under this Agreement;

(d)	shall not exercise or assert (or permit to be exercised or asserted on its behalf):

(i)	any rights of appraisal or rights of dissent which may be provided or available to the Securityholder under any Law or otherwise in connection with the Arrangement, the Company Recapitalization or the Transactions; or

(ii)	any other securityholder rights or remedies available to the Securityholder, whether arising under statute, at common law or otherwise, to (or in a manner that would, or would reasonably be expected to), impede, frustrate, nullify, prevent, hinder, delay, upset, challenge or adversely affect the Arrangement, the Company Recapitalization or any of the other matters and Transactions;

(e)	shall not take any other action of any kind, directly or indirectly, whether alone or acting jointly or in concert with any other Person, which would or might reasonably be regarded as likely to prevent, frustrate, impair, impede or delay or interfere with the completion of, the Arrangement, the Company Recapitalization or the other Transactions;

(f)	shall deliver a duly executed copy of the Lock-Up Agreement substantially in the form attached as an exhibit to the BCA; and

(g)	shall take or cause to be taken and do all acts and things reasonably necessary or desirable to facilitate, carry out the purpose of and give effect to the Company Recapitalization, including promptly upon the Company’s request executing and delivering any documents reasonably necessary or desirable in connection with the Company Recapitalization.

Article 4
GENERAL

4.1	Termination. This Agreement will terminate and be of no further force or effect upon the earlier to occur of: (a) the consummation of the Arrangement; and (b) the termination of the BCA in accordance with its terms.

4.2	Effect of Termination. If this Agreement is terminated in accordance with the provisions of Section 4.1, no Party will have any further obligations under this Agreement or liability arising hereunder except as expressly contemplated by this Agreement, and provided that (i) this Section 4.2 and the provisions of Sections 1.1 and 4.3 to 4.10, inclusive, shall survive termination of this Agreement, and (ii) neither the termination of this Agreement nor anything contained in Section 4.1 will relieve any Party from any liability for any breach by it of this Agreement that occurred prior to such termination.

4.3	Governing Law. This Agreement shall be governed, including as to validity, interpretation and effect, by the Laws of the State of New York without regard to its conflict of laws principles that would apply the laws of any other jurisdiction, except to the extent mandatorily governed by the Canadian Corporate Statute and the Laws of Canada applicable thereto. Each of the Parties hereby irrevocably attorns to the exclusive jurisdiction of the state or federal courts of the State of New York in respect of all matters arising under and in relation to this Agreement.

4.4	Waiver; Amendment. No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the Party to be bound by the waiver. A Party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed by each of the Parties.

4.5	Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and undertakings, among the Parties, or any of them, with respect to the subject matter hereof.

4.6	Notices. Any notice, consent, direction or other communication given under or regarding the matters contemplated by this Agreement (each a “Notice”) must be in writing, sent by personal delivery, courier or electronic mail and addressed,

(a)	if to the Company:

NorthStar Earth and Space Inc.

384 Rue Saint-Jacques #300

Montreal, Quebec H2Y 1S1

Attention: ***

Email: ***

with a copy to:

Greenberg Traurig, LLP
One Vanderbilt Avenue
New York, New York 10017
Attention: ***

Email: ***

(b)	if to SPAC:

Viking Acquisition Corp. I

900 Third Avenue, 18th Floor

New York, NY 10022

Attention: ***

Email: ***

with a copy to:

Nelson Mullins Riley & Scarborough LLP

901 15th Street NW, Suite 1200

Washington, DC 20005

Attention: ***

Email: ***

(c)	if to the Securityholder:

As indicated on the Securityholder’s signature page hereto.

A Notice is deemed to be given and received if sent by personal delivery, courier or electronic mail, on the date of delivery. A Party may change its address for service from time to time by providing a Notice in accordance with the foregoing.

4.7	Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable by any court of competent jurisdiction, that provision will be severed from this Agreement and the remaining provisions shall remain in full force and effect.

4.8	Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

4.9	Independent Legal Advice. Each of the Parties hereby acknowledges that it has been afforded the opportunity to obtain independent tax and legal advice and confirms by the execution and delivery of this Agreement that they have either done so or waived their right to do so in connection with the entering into of this Agreement.

4.10	Further Assurances. The Parties hereto will do all things and provide all such reasonable assurances as may be required to consummate or give effect to the transactions contemplated by this Agreement, and each Party will execute and provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Effective Time.

4.11	Execution and Delivery. This Agreement may be executed and delivered (including executed manually or electronically via DocuSign or other similar services and delivered by facsimile or portable document format (pdf) transmission) in one or more counterparts, and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this Voting and Support Agreement effective as of the date set forth above.

NORTHSTAR EARTH AND SPACE INC.

By:	/s/ Stewart Bain
Name: Stewart Bain
Title: Chief Executive Officer

VIKING ACQUISITION CORP. I

By:	/s/ Håkan Wohlin
Name: Håkan Wohlin
Title: Chief Executive Officer

[Signature page to Voting and Support Agreement]

SHAREHOLDER:

Print Name of Securityholder:

[NAME]

Sign Below:

If a non-individual Securityholder:

Name of Signatory:

Title of Signatory:

Securityholder notice details:

Name of Registered Securityholder:
Address:

Attention:
Telephone:
Email:

[Signature page to Voting and Support Agreement]

SCHEDULE “A”

Name of Securityholder	Number	Type

[Signature page to Voting and Support Agreement]